UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders (the Annual Meeting) on June 5, 2018. At the Annual Meeting, shareholders voted on the following proposals and cast their votes as described below.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve on the Company’s Board of Directors until the next annual meeting of shareholders or until their respective successors are duly elected and qualified.

Nominee	For	Against	Abstentions	Broker Non-Votes
SungHwan Cho	14,522,788	1,951,795	13,678	—
James C. Pontious	16,214,097	261,437	12,727	—
J. Mike Laisure	16,237,389	238,092	12,780	—
Harold First	16,021,573	453,147	13,541	—
Jonathan Frates	14,268,714	2,206,054	13,493	—
Michael Nevin	14,597,971	1,876,767	13,523	—
Patricia A. Agnello	14,272,868	2,199,335	16,058	—

Proposal 2

An advisory vote on executive compensation, as described in the proxy materials. This proposal was approved.

For	Against	Abstentions	Broker Non-Votes
16,206,330	245,200	36,731	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2018		American Railcar Industries, Inc.

	By:	/s/ Luke M. Williams

	Name:	Luke M. Williams
	Title:	Senior Vice President, Chief Financial Officer and Treasurer